UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 6, 2009

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On March 6, 2009, the Board of Directors (“Board”) of True Religion Apparel, Inc. (the "Company") unanimously voted to increase the size of the Board to six members. The Board unanimously voted to appoint Marcello Bottoli to fill the newly created directorship. Mr. Bottoli does not have any understandings or relationships with third parties pursuant to which he was appointed to the Board. At the time of the filing of this Current Report on Form 8-K, it has not been determined which, if any, committees of the Board Mr. Bottoli may serve on as a member. The Board has determined that Mr. Bottoli meets the definition of an independent director as determined in accordance with the Nasdaq Marketplace Rules and federal securities laws. Mr. Bottoli will be compensated in accordance with the Company's publicly disclosed director compensation policies.

Upon his appointment to the Board, Mr. Bottoli was granted 6,000 restricted shares of our common stock pursuant to our 2005 Stock Incentive Plan. These shares of restricted stock vest one-half on the date of grant and one-half on the first anniversary of the date of grant provided Mr. Bottoli remains a member of the Board on the vesting date.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated March 10, 2009, of True Religion Apparel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 10, 2009	TRUE RELIGION APPAREL, INC.

                                                                                                          By:       /s/ Peter F. Collins
                                                                                                          Name:  Peter F. Collins
                                                                                                          Title:    Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated March 10, 2009, of True Religion Apparel, Inc.